Luxfer Holdings PLC Announces 2020 Second Quarter Financial Results with COVID-19 Update
Second Quarter 2020 Summary
(based on year-over-year comparisons unless otherwise noted)

•Net sales of $89.5 million decreased 23.2%, including a 1.3% unfavorable impact from currency and a 2.7% decrease due to the divestiture of the Czech recycling operation1
•GAAP net income of $4.1 million, including $0.8 million in restructuring expenses, improved from a net income of $3.5 million; adjusted net income of $4.7 million decreased 62.1%
•GAAP EPS of $0.15, improved from $0.13; adjusted EPS of $0.17 decreased 61.4%
•Adjusted EBITDA of $10.4 million decreased 48.5%; adjusted EBITDA margin of 11.6% decreased 570 basis points
•Free cash flow of $12.1 million increased from negative ($11.7) million in the prior year, with a net debt to EBITDA ratio of 1.5x and no debt maturity until September 2021
•Achieved $0.7 million in incremental net cost savings and remain on track to reach total transformation plan savings of $24 million by year end 2021

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the second quarter of 2020, ending June 28, 2020.

Second Quarter 2020 Results
(based on year-over-year comparisons unless otherwise noted)

Consolidated net sales decreased 23.2% to $89.5 million from $116.5 million. Excluding a $3.1 million decrease in sales due to the divestiture of the Czech recycling operation, core sales decreased 21.1%, including an unfavorable foreign currency exchange impact of $1.5 million, or 1.3%. The sales decline was broad-based and driven by the impact of the COVID-19 pandemic, particularly pronounced in the industrial and transportation end-markets.
GAAP net income was $4.1 million, or $0.15 per diluted share, compared to a net income of $3.5 million, or $0.13 per diluted share. These results include $0.8 million in restructuring expenses, compared to restructuring expenses of $12.7 million in 2019.
Adjusted net income decreased 62.1% to $4.7 million from $12.4 million. Adjusted diluted earnings per share decreased 61.4% to $0.17 from $0.44. Adjusted EBITDA was $10.4 million, compared to $20.2 million. Adjusted EBITDA margin of 11.6% decreased 570 basis points from 17.3%.
“I am very proud of the Luxfer team who together adapted and overcame disruptions brought on by COVID-19. I am grateful for their efforts to ensure business continuity while prioritizing the health and safety of our team members and communities,” stated Luxfer’s Chief Executive Officer, Alok Maskara. “Luxfer’s second quarter results reflect the global macro environment of the COVID-19 pandemic, with broad-based market weakness that was especially evident in our industrial and transportation end-markets. While the environment remains challenging, we made excellent progress on our transformation plan and executed substantial additional actions to partially mitigate the volume declines. In addition to reducing costs, our relentless focus on working capital initiatives resulted in strong free cash flow of $12.1 million in the quarter.”
1 The divestiture of the Czech recycling operation occurred in the second quarter of 2019.

Second Quarter 2020 Segment Results
(based on year-over-year comparisons unless otherwise noted)

Elektron Segment
•Net sales of $39.1 million decreased 33.0% from $58.4 million. Foreign currency exchange negatively impacted sales by $0.6 million, or 1.0%. The divestiture of the Czech recycling operation reduced sales by $3.1 million, or 5.3%.
•Adjusted EBITDA decreased 59.5% to $5.3 million (13.6% of sales) from $13.1 million (22.4% of sales).
Gas Cylinders Segment
•Net sales of $50.4 million decreased 13.3% from $58.1 million. Foreign currency exchange negatively impacted sales by $0.9 million, or 1.5%.
•Adjusted EBITDA decreased 28.2% to $5.1 million (10.1% of sales) from $7.1 million (12.2% of sales).

Capital Resources and Liquidity
Free Cash Flow was $12.1 million in the second quarter of 2020, compared to negative ($11.7) million a year ago. Quarterly cash usage included approximately $1.6 million for restructuring as part of the Company’s transformation plan, compared to approximately $12.3 million in the prior year. During the quarter, the Company paid $3.4 million in dividends, or $0.125 per share.
At quarter end, the Company had net debt of $82.4 million, with a net debt to EBITDA ratio of 1.5x. The Company believes that it has ample liquidity to withstand current market conditions, with approximately $130 million in an undrawn revolving credit facility.

Impact of COVID-19 on Operations
We continue to operate all of our locations, as permitted by local authorities, with numerous protocols and procedures to protect the health and well-being of our employees, our supply chain, and the communities in which we operate. We are closely monitoring the evolving situation and are maintaining enhanced safeguards while ensuring business continuity.
As part of our COVID-19 response, we took decisive actions early in Q2 to effectively manage capacity given rapid changes in customer demand patterns by implementing extensive furloughs, reduced work weeks, and permanent layoffs. We worked closely with our suppliers and were able to avoid any significant disruption in our supply chain.
Our demand level remains below normal, although we noticed sequential month-over- month improvement in June after some of the COVID-19 restrictions eased. Currently, most of our locations are operating at reduced capacity and many of our employees remain on furlough.

2020 Guidance
“Given the continued market uncertainty and volatility, Luxfer is not providing financial guidance for the remainder of the year. We will continue to focus on controllable business measures, such as cost reductions and cash generation,” stated Maskara. “We expect the current global economic conditions to continue to have a significant near-term impact on our business and have implemented various measures to position Luxfer for success when markets improve. We have a strong balance sheet and existing credit facilities, which provide financial flexibility that will enable us to emerge from the economic downturn as a stronger company.”

Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Tuesday, July 28, 2020, during which management will provide a review of the Company’s financial results for the second quarter of 2020. U.S. participants may access the conference call by telephoning +1-877-341-8545. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 4111829. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/2453528/B543C56B619CBBC4C3EBAC52E77CB78C
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1-855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 4111829 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include, but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales;

(ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; (ix) our ability to remediate the material weakness in our internal controls over financial reporting; and (x) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission on March 10, 2020. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.

About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical know-how and proprietary technologies. Luxfer’s high-performance materials, components and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation and general industrial applications. For more information, visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Second Quarter		Year-to-date
In millions, except share and per-share data	2020	2019	2020	2019
Net sales	$89.5	$116.5	$193.3	$236.9
Cost of goods sold	(70.7)	(85.5)	(150.0)	(175.8)
Gross profit	18.8	31.0	43.3	61.1
Selling, general and administrative expenses	(11.8)	(14.4)	(24.6)	(30.8)
Research and development	(0.9)	(1.6)	(1.6)	(3.0)
Restructuring charges	(0.8)	(12.7)	(3.6)	(21.7)
Impairment charges	—	—	—	0.2
Acquisition and disposal related gains / (costs)	—	2.9	(0.2)	(1.7)
Operating income	5.3	5.2	13.3	4.1
Interest expense	(1.1)	(1.1)	(2.3)	(2.2)
Interest income	—	—	—	—
Defined benefit pension credit	1.1	0.5	2.2	1.1
Income before income taxes and equity in net income of affiliates	5.3	4.6	13.2	3.0
Provision for income taxes	(1.1)	(1.4)	(2.8)	(3.5)
Income / (loss) before equity in net (loss) / income of affiliates	4.2	3.2	10.4	(0.5)
Equity in net (loss) / income of affiliates (net of tax)	(0.1)	0.3	(0.1)	0.2
Net income / (loss)	$4.1	$3.5	$10.3	$(0.3)

Earnings / (loss) per share
Basic	$0.15	$0.13	$0.37	$(0.01)
Diluted	$0.15	$0.13	$0.37	$(0.01)
Weighted average ordinary shares outstanding
Basic	27,540,377	27,302,174	27,490,955	27,168,170
Diluted	27,968,825	27,889,909	27,933,119	27,168,170

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 28,	December 31,
In millions, except share and per-share data	2020	2019
Current assets
Cash and cash equivalents	$8.1	$10.2
Restricted cash	0.1	0.1
Accounts and other receivables, net of allowances of $1.6 and $1.3, respectively	62.9	66.3
Inventories	93.2	94.5
Other current assets	4.0	5.0
Total current assets	$168.3	$176.1
Non-current assets
Property, plant and equipment, net	$93.0	$98.9
Right-of-use assets from operating leases	12.9	14.8
Goodwill	66.4	68.8
Intangibles, net	12.8	13.6
Deferred tax assets	14.4	15.8
Investments and loans to joint ventures and other affiliates	2.1	2.3
Total assets	$369.9	$390.3
Current liabilities
Accounts payable	$26.4	$36.4
Accrued liabilities	23.6	25.2
Taxes on income	1.3	0.1
Other current liabilities	12.6	12.3
Total current liabilities	$63.9	$74.0
Non-current liabilities
Long-term debt	$90.5	$91.4
Pensions and other retirement benefits	28.4	35.2
Deferred tax liabilities	2.7	2.5
Other non-current liabilities	11.1	12.8
Total liabilities	$196.6	$215.9
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2020 and 2019; issued and outstanding 29,000,000 shares for 2020 and 2019	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized issued and outstanding 761,835,338,444 shares for 2020 and 2019	149.9	149.9
Additional paid-in capital	69.4	68.4
Treasury shares	(4.0)	(4.0)
Own shares held by ESOP	(1.5)	(1.7)
Retained earnings	88.3	84.8
Accumulated other comprehensive loss	(155.4)	(149.6)
Total shareholders' equity	$173.3	$174.4
Total liabilities and shareholders' equity	$369.9	$390.3

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2020	2019
Operating activities
Net income / (loss)	$10.3	$(0.3)
Adjustments to reconcile net income / (loss) to net cash provided by / (used for) operating activities
Equity in net loss / (income) of affiliates	0.1	(0.2)
Depreciation	6.8	7.1
Amortization of purchased intangible assets	0.4	0.6
Amortization of debt issuance costs	0.3	0.2
Share-based compensation charges	1.3	3.4
Deferred income taxes	0.5	1.2
Gain on disposal of property, plant and equipment	—	(2.9)
Asset impairment charges	—	4.8
Defined benefit pension credit	(2.2)	(1.1)
Defined benefit pension contributions	(1.8)	(3.3)
Changes in assets and liabilities
Accounts and other receivables	2.8	(4.8)
Inventories	(1.4)	(5.9)
Other current assets	1.0	(1.4)
Accounts payable	(9.9)	(1.0)
Accrued liabilities	(0.6)	(10.8)
Other current liabilities	2.0	0.7
Other non-current assets and liabilities	(0.1)	(1.9)
Net cash provided by / (used for) operating activities	$9.5	$(15.6)
Investing activities
Capital expenditures	$(4.4)	$(7.1)
Proceeds from sale of property, plant and equipment	—	1.2
Proceeds from sale of businesses and other	—	4.6
Net cash used for investing activities	$(4.4)	$(1.3)
Financing activities
Net drawdown of short-term borrowings	$—	$3.8
Net drawdown of long-term borrowings	0.4	28.2
Deferred consideration paid	(0.4)	(0.5)
Proceeds from sale of shares	1.1	3.3
Share-based compensation cash paid	(1.2)	(4.5)
Dividends paid	(6.8)	(6.8)
Net cash (used for) / from financing activities	$(6.9)	$23.5
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(0.1)
Net (decrease) / increase	$(2.1)	$6.5
Cash, cash equivalents and restricted cash; beginning of year	10.3	14.1
Cash, cash equivalents and restricted cash; end of the Second Quarter	8.2	20.6

Supplemental cash flow information:
Interest payments	$2.5	$2.3
Income tax payments	0.2	5.0

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Second Quarter		Year-to-date		Second Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$50.4	$58.1	$103.0	$116.5	$5.1	$7.1	$8.6	$11.6
Elektron segment	39.1	58.4	90.3	120.4	5.3	13.1	16.9	27.1
Consolidated	$89.5	$116.5	$193.3	$236.9	$10.4	$20.2	$25.5	$38.7

	Depreciation and amortization				Restructuring charges
	Second Quarter		Year-to-date		Second Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$1.2	$1.4	$2.4	$2.8	$0.8	$8.3	$3.4	$17.2
Elektron segment	2.4	2.6	4.8	4.9	0.1	4.4	0.1	4.5
Other	—	—	—	—	(0.1)	—	0.1	—
Consolidated	$3.6	$4.0	$7.2	$7.7	$0.8	$12.7	$3.6	$21.7

	Second Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted EBITDA	10.4	20.2	25.5	38.7
Other share-based compensation charges	(0.8)	(0.8)	(1.3)	(3.4)
Depreciation and amortization	(3.6)	(4.0)	(7.2)	(7.7)
Unwind discount on deferred consideration	—	(0.1)	—	(0.1)
Restructuring charges	(0.8)	(12.7)	(3.6)	(21.7)
Impairment charges	—	—	—	0.2
Acquisition and disposal related gains / (costs)	—	2.9	(0.2)	(1.7)
Defined benefits pension credit	1.1	0.5	2.2	1.1
Interest expense, net	(1.1)	(1.1)	(2.3)	(2.2)
Provision for income taxes	(1.1)	(1.4)	(2.8)	(3.5)
Net income / (loss)	4.1	3.5	10.3	(0.3)

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Second Quarter		Year-to-date
In millions except per share data	2020	2019	2020	2019
Net income / (loss)	$4.1	$3.5	$10.3	$(0.3)
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	—	0.1	—	0.1
Amortization on acquired intangibles	0.2	0.3	0.4	0.6
Acquisition and disposal related (gains) / costs	—	(2.9)	0.2	1.7
Defined benefit pension credit	(1.1)	(0.5)	(2.2)	(1.1)
Restructuring charges	0.8	12.7	3.6	21.7
Impairment charges	—	—	—	(0.2)
Share-based compensation charges	0.8	0.8	1.3	3.4
Income tax on adjusted items	(0.1)	(1.6)	(0.5)	(2.3)
Adjusted net income	$4.7	$12.4	$13.1	$23.6

Adjusted earnings per ordinary share
Diluted earnings / (loss) per ordinary share	$0.15	$0.13	$0.37	$(0.01)
Impact of adjusted items	0.02	0.31	0.10	0.86
Adjusted diluted earnings per ordinary share(1)	$0.17	$0.44	$0.47	$0.85

ADJUSTED EBITDA (UNAUDITED)

	Second Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$4.7	12.4	$13.1	23.6
Add back:
Income tax on adjusted items	0.1	1.6	0.5	2.3
Provision for income taxes	1.1	1.4	2.8	3.5
Net finance costs	1.1	1.1	2.3	2.2
Adjusted EBITA	$7.0	16.5	$18.7	31.6
Loss on disposal of PPE	—	—	—	—
Depreciation	3.4	3.7	6.8	7.1
Adjusted EBITDA	$10.4	20.2	$25.5	38.7

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	Second Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$4.7	12.4	$13.1	23.6
Add back:
Income tax on adjusted items	0.1	1.6	0.5	2.3
Provision for income taxes	1.1	1.4	2.8	3.5
Adjusted income before income taxes	$5.9	15.4	$16.4	29.4
Adjusted provision for income taxes	1.2	3.0	3.3	5.8
Adjusted effective tax rate	20.3%	19.5%	20.1%	19.7%